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                                                                Exhibit 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As Independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the previously filed Registration Statements File Nos. 333-44256, 333-35872, 333-59673, 33-49467, 33-49553, 333-
02023, 33-50069, 333-26115, and 33-62375 of Western Resources, Inc. on Form S-3;
Nos. 333-02711 and 333-56369 of Western Resources, Inc. on Form S-4; Nos. 333-9335, 333-70891, 33-57435, 333-13229, 333-06887, 333-20393, 333-20413 and 333-
75395 of Western Resources, Inc. on Form S-8; and No. 33-50075 of Kansas Gas and Electric Company on Form S-3.



                                                   ARTHUR ANDERSEN LLP
Kansas City. Missouri,
March 30, 2001